Exhibit 99.2

May 22, 2014

CONSENT OF EXPERT

FILED VIA SEDAR AND EDGAR

British Columbia Securities Commission

Alberta Securities Commission

Ontario Securities Commission

United States Securities and Exchange Commission

Re: Midway Gold Corp. (the “Company”) filing of a prospectus supplement dated May 29, 2014 (the “CDN Supplement”) to its short form base shelf prospectus dated December 5, 2012 and a prospectus supplement dated May 29, 2014 (the “US Supplement”) to the prospectus contained in its registration statement on Form S-3 (No. 333-184475) (the “Registration Statement”)

I refer to my report[s] entitled [“Updated NI 43-101 Technical Report on Resources, Gold Rock Project, White Pine County, Nevada, dated November 29, 2012”], [Updated NI 43-101 Technical Report Feasibility Study for the Pan Gold Project, White Pine County, Nevada, dated November 29, 2012] and [Updated NI 43-101 Technical Report on the Spring Valley Project, Pershing County, Nevada, dated November 29, 2012] (the “Reports”), as referenced in the CDN Supplement, the US Supplement and documents incorporated by reference therein.

This letter is being filed as my consent to the use of my name and the Reports in the CDN Supplement, the US Supplement and documents incorporated by reference therein. I also hereby consent to the inclusion and incorporation by reference of information derived from the Reports in the CDN Supplement and the US Supplement.

I confirm that I have read the CDN Supplement and the US Supplement and have no reason to believe that there are any misrepresentations in the CDN Supplement and the US Supplement that are derived from the Reports referred to above or that are within my knowledge as a result of the services I performed in connection with such Reports.

I consent to the incorporation by reference of this consent into the Registration Statement and any amendment thereto, including post-effective amendments.

/s/ William J Crowl, R.G.
William J. Crowl, R.G.

May 28, 2014